EX - 3.3


             CERTIFICATE OF AMENDMENT

                       OF

          CERTIFICATE OF INCORPORATION

                       OF

                PL BRANDS, INC.




     We, the undersigned, President and Secretary, respectively, of PL Brands, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

     DO HEREBY CERTIFY:

     FIRST: That the name of the Corporation is PL Brands, Inc.

     SECOND: That the FIRST Article of the Certificate of
Incorporation be and it hereby is amended to read in its entirety as follows:

     "FIRST: The name of the Corporation is Othnet, Inc."

     THIRD: That the total number of shares of all classes of stock which the Corporation is authorized to have outstanding is Twenty-One Million (21,000,000) shares of which stock Twenty Million (20,000,000) shares in the par value of $.001 each shall be common stock and of which One Million (1,000,000) shares in the par value of $.001 each shall be preferred stock.

     FOURTH: That the first sentence of the FOURTH Article of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

     "FOURTH:   The total number of shares of all classes
which the Corporation is authorized to have outstanding is Forty-Two Million (42,000,000) shares of which stock Forty Million (40,000,000) shares in the par value of $.001 each, amounting in the aggregate of Forty Thousand Dollars ($40,000) shall be common stock and of which Two Million (2,000,000) shares in the par value of $.001 each, amounting in the aggregate to Two Thousand Dollars ($2,000) shall be preferred stock."

     FIFTH:    That the amendment was duly adopted in
accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we have hereunto signed this certificate this 22nd day of March, 2001, and we affirm the statements contained herein as true under penalties of perjury.


                      /s/ Richard A. Barbari
                      Richard A. Barbari, President


           Attest:    /s/ David M. Kaye
                      David M. Kaye, Secretary